                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      June 18, 1996
                                                --------------------------------


                         Central Garden & Pet Company
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                       0-20242               68-0275553
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(State or other jurisdiction        (Commission File         (IRS Employer
      of incorporation)                  Number)          Identification No.)

3697 Mt. Diablo Boulevard, Lafayette, California                 94549
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code   (510) 283-4573
                                                  ------------------------------


                                 Inapplicable
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         (Former name or former address if changed since last report)


Exhibit Index located on page 3

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On June 18, 1996, Central Garden & Pet Company (the "Company" entered into a definitive agreement (the "Agreement") to acquire Kenlin Pet Supply, Inc. ("Kenlin"), the largest distributor of pet supply products in the eastern United States. Kenlin, which is based in Mahwah, New Jersey and China Grove, North Carolina, had annual sales of approximately $63.0 million in fiscal 1995, operates in 17 eastern states and has approximately 290 employees. Under the terms of the stock purchase agreement, the Company will pay an aggregate of $33 million in cash to acquire or redeem all of Kenlin's outstanding stock and eliminate all of its outstanding debt. The Company anticipates that it will use financing under its existing credit facility, to finance the acquisition.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a)(1) Financial Statements of Kenlin are attached as Exhibit 1.3 hereto.

          (a)(2)    Accountants' report is attached hereto as Exhibit 1.4.

          (b)(1) Pro Forma Condensed Financial Information is attached hereto as Exhibit 1.5.

          (c)       See attached Exhibit Index.

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                                 EXHIBIT INDEX

Number         Exhibit
- ------         -------
1.1            Press Release dated June 18, 1996.

1.2            Stock Purchase Agreement dated as of
                June 18, 1996.

1.3            Financial Statements of Kenlin.

1.4            Report of Independent Auditors.

1.5            Pro Forma Condensed Financial Information.

1.6            Consent of Independent Auditors.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTRAL GARDEN & PET COMPANY



                              By /s/ Robert B. Jones
                                 -------------------------------
                                 Robert B. Jones, Vice President
                                 and Chief Financial Officer

Dated:  June 28, 1996

                                       4